UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2026

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Officer

As previously disclosed in the Current Report on Form 8-K filed by First United Corporation (the “Corporation”) on November 24, 2025 (the “Prior 8-K”), Carissa L. Rodeheaver transitioned, effective January 1, 2026, from the Chairman, President and Chief Executive Officer of the Corporation and its bank subsidiary, First United Bank & Trust (the “Bank”), to the Executive Chairman of the Corporation and the Bank. In her capacity as Executive Chairman, Ms. Rodeheaver will (i) continue to exercise the powers and have the duties of the Chairman of the Board, (ii) oversee examinations conducted by the Corporation’s banking regulators, oversee all year-end reporting, including the Corporation’s Annual Report on Form 10-K and the proxy statement for the 2026 annual meeting of shareholders, oversee the planning of the 2026 annual meeting of shareholders, and oversee the Corporation’s investor relations efforts, (iii) provide such advice and assistance to the President and Chief Executive Officer of the Corporation with respect to the succession of management and otherwise as he may reasonably request, and (vi) exercise such other powers and perform such other duties as the Board may from time to time assign to her.

(c)	Appointment of Officer

As also previously disclosed in the Prior 8-K, Jason B. Rush, age 54, was appointed to serve as the President and Chief Executive Officer of the Corporation and the Bank effective January 1, 2026.

Between January 2017 and December 31, 2025, Mr. Rush served as Senior Vice President and Chief Operating Officer of the Corporation and the Bank. Prior to that service, he was Senior Vice President and Chief Risk Officer and Director of Operations and Support from 2006 to 2017. Mr. Rush has been employed by the First United organization since October 1993, including as Vice President, Director of Operations & Support since March 2006, Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006, Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004, Assistant Vice President and Community Office Manager from April 2001 to April 2004, Community Office Manager from August 1998 to April 2001, Customer Service Officer from March 1997 to July 1998, Assistant Compliance Officer from July 1995 to February 1997, and Management Trainee from October 1993 to July 1995.

In connection with his promotion to President and Chief Executive Officer, Mr. Rush’s annual base salary was set at $450,000. The other components of Mr. Rush’s compensation are discussed in the section of the Corporation’s definitive proxy statement on Schedule 14A for the 2025 annual meeting of shareholders filed with the Securities and Exchange Commission on March 27, 2025 (the “2025 Proxy Statement”) entitled “Executive Compensation”, which discussion is incorporated herein by reference.

Since the beginning of the Corporation’s fiscal year ended December 31, 2024, neither the Corporation nor any of its subsidiaries has engaged in any transaction with Mr. Rush or any of his affiliates for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently proposed for the remainder of the fiscal year ending December 31, 2026.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit	Description

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: January 16, 2026	By:	/s/ Tonya K. Sturm
		Name:	Tonya K. Sturm
		Title:	Senior Vice President and CFO